EXHIBIT 99.2

BOISE CASCADE, L.L.C.

SUPPLEMENTAL PENSION PLAN

(As Amended through December 12, 2007)

BOISE CASCADE, L.L.C.

SUPPLEMENTAL PENSION PLAN

ARTICLE I

1.                                       Purpose of the Plan. It is the policy of Boise Cascade, L.L.C. (the “Company”) to provide retirement benefits to eligible employees in accordance with the terms and conditions of the Company’s retirement plans. Under certain circumstances the effect of federal and state tax laws may preclude payment of full benefits to which an employee is otherwise entitled out of the assets of the Company’s retirement plans qualified under Section 401 of the Internal Revenue Code of 1986, as amended. In addition, the election of certain employees to voluntarily defer receipt of otherwise taxable and pensionable compensation may have the effect of reducing the amount of retirement benefits which such employees would otherwise be entitled to receive out of the Company’s tax-qualified retirement plans. In order to ensure that employees of the Company receive the full retirement benefits earned during the course of their employment with the Company, the Company will provide benefits as described in this Plan.

ARTICLE II

2.                                       Definitions.

2.1                                 “Act” means the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended from time to time.

2.2                                 “Closing Date” means October 29, 2004.

2.3                                 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.4                                 “Company” means Boise Cascade, L.L.C., and any of its subsidiaries or affiliated business entities participating in the Pension Plan.

2.5                                 “Compensation” means a Participant’s compensation as defined in the Pension Plan, but without regard to any limitations required by Section 401(a)(17) of the Code, and including amounts voluntarily deferred at the Participant’s election under any of the nonqualified deferred compensation plans of the Company.

2.6                                 “Effective Date” means October 29, 2004.

2.7                                 “Frozen Benefit” means the monthly benefit that would have been paid to a Transferred Participant under the Boise Cascade Corporation Supplemental Pension Plan (As Amended Through September 26, 2003) as if such participant had been eligible to retire with a fully vested benefit and had retired under the terms of the Boise Cascade Corporation Pension Plan for Salaried Employees as of the day before the Closing Date. In the event that the Boise Cascade Corporation Supplemental Pension Plan is terminated prior to the payment of any benefits under this Plan and a Participant receives a payout of his or her benefits under such terminated plan, such payout (or the actuarial equivalent thereof) shall be the Frozen Benefit.

2.8                                 “Maximum Benefit” means the monthly equivalent of the maximum benefit permitted by the Code to be paid to a participant in the Company’s Pension Plan, taking into account all limitations required by the Code in order for the Pension Plan to retain its qualified status under Section 401 of the Code.

2.9                                 “Participant” means any Transferred Participant who is an active Participant in the Pension Plan on or after the Effective Date and whose pension benefits determined on the basis of the provisions of the Pension Plan, without regard to the limitations of the Code, would exceed the Maximum Benefits permitted under the Code.

2.10                           “Pension Plan” means the Boise Cascade, L.L.C. Pension Plan for Salaried Employees, as amended from time to time.

2.11                           “Plan” means the Boise Cascade, L.L.C. Supplemental Pension Plan, as amended from time to time, which shall be an unfunded plan providing benefits for a select group of senior management or highly compensated employees of the Company.

2.12                           “Plan Administrator” means the individual(s) designated by the Company as the Plan Administrator for purposes of compliance with the requirements of the Act.

2.13                           Separation from Service. The Participant’s ceasing to be employed by the Company for any reason whatsoever, whether voluntarily or involuntarily, including without limitation by reason of early retirement, normal retirement, or death, provided that transfer from the Company to a subsidiary or vice versa shall not be deemed a Separation from Service for purposes of this Plan. A Separation from Service shall also occur if (a) the Participant is on a leave of absence that exceeds 6 months and the Participant does not have a statutory or contractual right of reemployment, in which case, Separation from Service shall be deemed to have occurred on the first day following the 6-month period, (b) the Participant is on a leave of absence that exceeds 6 months and the Participant’s statutory or contractual right of reemployment ends, in which case Separation from Service shall be deemed to have occurred on the first day following the end of the right of reemployment, or (c) the Company and the Participant reasonably anticipate that the level of services the Participant will perform for the Company (whether as an employee or an independent contractor) will permanently decrease to 20% or less of the average level of services performed for the Company over the preceding 36 months. Determination of whether a

Separation from Service has occurred will be made subject to the facts and circumstances of each situation and will comply with Internal Revenue Code Section 409A.

2.14                           “Transferred Participant” means any employee of the Company who was an active participant in the Boise Cascade Corporation Pension Plan for Salaried Employees, as amended from time to time, immediately before the Closing Date and whose pension benefits determined on the basis of the provisions of such plan, without regard to the limitations of the Code, would exceed the monthly equivalent of the maximum benefit permitted by the Code to be paid to a participant in such plan, taking into account all limitations required by the Code in order for such plan to retain its qualified status under Section 401 of the Code.

2.15                           “Unrestricted Benefit” means the maximum monthly normal, early, or deferred vested (or disability) retirement benefit, whichever is applicable, which a Participant has earned, calculated in accordance with the benefit formula under the Pension Plan and determined without regard to any limitations imposed by the Code, including but not limited to limitations under Code Sections 401(a)(17) and 415. The amount of the Unrestricted Benefit shall be based on a Participant’s Compensation as defined in this Plan.

2.16                           All capitalized terms used herein not otherwise defined shall have the meaning ascribed to such terms under the Pension Plan.

ARTICLE III

3.                                       Benefits.

3.1                                 Normal Retirement Benefit. Upon the Normal Retirement of a Participant, as defined in the Pension Plan, a Participant shall be entitled to a monthly benefit under this Plan equal in amount to his or her Unrestricted Benefit minus (i) the Maximum Benefit and (ii) the Frozen Benefit. If the calculations made pursuant to this section produce no monthly benefits for a Participant, then this Plan shall not apply to that Participant.

3.2                                 Early Retirement Benefit. Upon the early retirement of a Participant as provided under the Pension Plan, such Participant shall be entitled to a monthly benefit under this Plan equal to his or her Unrestricted Benefit minus (i) the Maximum Benefit and (ii) the Frozen Benefit. If the calculations made pursuant to this section produce no monthly benefits for a Participant, then this Plan shall not apply to that Participant.

3.3                                 Deferred Vested Retirement Benefit. If a Participant terminates employment with the Company and is entitled to a deferred vested retirement benefit provided under the Pension Plan, such Participant shall be entitled to a monthly benefit under this Plan equal to his or her Unrestricted Benefit minus (i) the Maximum Benefit and (ii) the Frozen Benefit. If the calculations made pursuant to this section produce no monthly benefits for a Participant, then this Plan shall not apply to that Participant.

3.4                                 Spousal Pension Benefit. Subject to Section 3.5 below, on the death of a Participant whose spouse is eligible for a pre- or post-retirement surviving spouse benefit under the Pension Plan, the Participant’s surviving spouse shall be entitled to a monthly benefit equal to the surviving spouse benefit determined in accordance with the provisions of the Pension Plan without regard to the limitations under the Code, minus (i) the Maximum Benefit and (ii) the Frozen Benefit. If the calculations made pursuant to this section produce no monthly benefits for a Participant’s surviving spouse, then this Plan shall not apply to that surviving spouse.

3.5                                 Forms of Benefit Payment.

(a)                                  If on the date of a Participant’s Separation from Service, his or her accrued vested benefit under this Plan is less than $10,000 in present value (calculated in accordance with present value determinations under the Pension Plan), such benefit shall be distributed in a lump sum on February 1 of the calendar year following the year in which Separation from Service occurred.

(b)                                 If on the date of a Participant’s Separation from Service, his or her accrued vested benefit under this Plan is equal to or greater than $10,000 in present value (calculated in accordance with present value determinations under the Pension Plan), such benefit shall be distributed in a lump sum on February 1 of the calendar year following the year in which Separation from Service occurred, unless the Participant, within 30 days after the first day of the Participant’s taxable year immediately following the first year the Participant accrues a benefit hereunder, elects to have his or her benefit paid in monthly installments over a period not to exceed 15 years, commencing upon the later of Separation from Service or a date specified by the Participant which date shall not be later than the first of the month following the Participant’s 65th birthday. Payment elections are irrevocable at the end of the 30 day election period. Notwithstanding the foregoing, any Participant who has an accrued vested benefit under this Plan as of November 1, 2007, may specify in writing a new payment election on or before December 31, 2007, provided that such election may apply only to amounts that would not otherwise be payable in 2007 and further provided that such election may not cause an amount to be paid in 2007 that would not otherwise be payable in 2007. This election shall not be available to any Participant whose benefit payment will have commenced as of December 31, 2007.

(c)                                  For purposes of this Section 3.5, the calculation of whether a Participant’s accrued vested benefit exceeds $10,000 shall be net of any Maximum Benefit or Frozen Benefit to which a Participant is entitled.

3.6                                 Taxes. The Company shall deduct from all payments made under this Plan all applicable federal or state taxes required by law to be withheld.

ARTICLE IV

4.                                       Plan Administration.

4.1                                 Administrator. The Plan shall be administered by the Company, acting through its Plan Administrator, which shall have complete and unrestricted authority to interpret the Plan and issue such administrative rules and procedures as it deems appropriate, in its sole discretion. The Plan Administrator shall have the duty and responsibility of maintaining records, making the requisite calculations, and disbursing the payments hereunder. The Plan Administrator’s interpretations, determinations, procedures, and calculations shall be final and binding on all persons and parties concerned.

4.2                                 Amendment and Termination. The Company, acting through the Executive Compensation Committee of the Board of Managers of Boise Cascade Holdings, L.L.C., may amend or terminate the Plan at any time, provided, however, that no such amendment or termination shall adversely affect a benefit to which a Participant or his or her beneficiary is entitled under Article III prior to the effective date of such amendment or termination unless such Participant or beneficiary becomes entitled to an amount equal to such benefit under another plan or policy adopted by the Company.

4.3                                 Payments and Setoff. The Company will pay all benefits arising under this Plan and all costs, charges, and expenses relating hereto. The Company shall have the right to withhold and deduct from payments due hereunder to any Participant any amounts owed by the Participant to the Company or its affiliates.

4.4                                 Nonassignability of Benefits. The benefits payable hereunder or the right to receive future benefits under the Plan may not be anticipated, alienated, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or a person eligible for any benefit becomes bankrupt, the interest under the Plan of the person affected may be terminated by the Plan Administrator which, in its sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such person or make any other disposition of such benefits that it deems appropriate, in its sole discretion.

4.5                                 Status of Plan. The benefits under this Plan shall not be funded but shall constitute liabilities by the Company payable when due.

4.6                                 Employment Not Guaranteed. This Plan is not intended to and does not create a contract of employment in any manner. Employment with the Company is at will, which means that either the employee or the Company may end the employment relationship at any time and for any reason. Nothing in this Plan changes or should be construed as changing that at-will relationship.

4.7                                 Applicable Law. All questions pertaining to the construction, validity, and effect of this Plan shall be determined in accordance with the laws of the United States and, to the extent not preempted by such laws, by the laws of the state of Idaho.

4.8                                 Deferred Compensation and Benefits Trust. Upon the occurrence of a Change in Control of the Company (as defined in the Company’s Deferred Compensation and Benefits Trust (the “DCB Trust”)), or at any time thereafter, the Company, in its sole discretion, may transfer to the DCB Trust cash, marketable securities, or other property acceptable to the trustee to pay the Company’s obligations under this Plan in whole or in part (the “Funding Amount”). Any cash, marketable securities, and other property so transferred shall be held, managed, and disbursed by the trustee subject to and in accordance with the terms of the DCB Trust. In addition, from time to time, the Company may make additional transfers of cash, marketable securities, or other property acceptable to the trustee as desired by the Company in its sole discretion to maintain or increase the Funding Amount with respect to this Plan. The assets of the DCB Trust, if any, shall be used to pay benefits under this Plan, except to the extent the Company pays such benefits. The Company and any successor shall continue to be liable for the ultimate payment of those benefits.

4.9                                 Appeals Procedure. Claims for benefits under this Plan shall be subject to determination and review by the Company. If any Participant disagrees with the Company’s determination of benefits hereunder, the Participant shall have the right to appeal the Company’s determination in accordance with procedures adopted by the Company applicable to appeals under the Pension Plan.